EXHIBIT 10.2

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made and entered in this 28th day of October 2011 by and among FIRST QUANTUM VENTURES, INC., a Nevada corporation (“Quantum”), ANDREW GODFREY, the Chief Executive Officer of Quantum (“Godfrey”), DIMI TELEMATICS, INC., a Nevada corporation (“DiMi”); and the PERSONS IDENTIFIED ON THE SIGNATURE PAGE AND SCHEDULE A HERETO, representing the holders of all of the issued and outstanding capital stock of DiMi (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS:

A.

The Stockholders own all of the issued and outstanding capital stock of DiMi, consisting of (a) 145,750,000 shares of common stock (the “DiMi Shares”) and (b) warrants to purchase 21,625,000 shares of DiMi common stock (the “DiMi Warrants”).

B.

Quantum desires to acquire (a) the DiMi Shares from the Stockholders in exchange for an aggregate of 87,450,000 shares of common stock of Quantum (the “Quantum Shares”) to be issued to the Stockholders at the rate of 3/5:1, and pro-rata to their ownership of DiMi common stock and (b) the DiMi Warrants in exchange for warrants to purchase an aggregate of 12,975,000 shares of Quantum common stock (the “Quantum Warrants” and collectively with the Quantum Shares, the “Quantum Securities”) to be issued to the Stockholders at the rate of 3/5:1, and pro-rata to their ownership of the DiMi Warrants.

C.

The Stockholders desire to exchange their DiMi Securities for the Quantum Securities upon the terms and conditions set forth herein.

D.

It is the intention of the parties hereto that:  (i) Quantum shall acquire the DiMi Securities solely for the consideration set forth below (the “Exchange”); (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under the applicable securities laws of each jurisdiction where any of the Stockholders reside; and (iii) the Exchange shall qualify as a “tax-free” transaction within the meaning of Section 368 of the Internal Revenue Code of 1986.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  EXCHANGE OF SECURITIES

1.1

Exchange of Securities.  On the Closing Date (as hereinafter described) the Stockholders shall tender the DiMi Shares and DiMi Warrants to Quantum, and Quantum shall issue the Quantum Shares and the Quantum Warrants to the Stockholders in exchange therefor.

1.2

Delivery of DiMi Securities and Quantum Securities.  On the Closing Date, the Stockholders will deliver to Quantum the certificates representing the DiMi Shares and the DiMi Warrants, duly endorsed for transfer (or with executed stock powers) so as to convey good and marketable title to the DiMi Shares and DiMi Warrants to Quantum, and, simultaneously therewith, Quantum will deliver certificates evidencing the Quantum Shares and Quantum Warrants to the Stockholders, registered to the Stockholders in the denominations set forth on Schedule A.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder, severally and not jointly, represents and warrants to Quantum as follows:

2.1

Information on Stockholder.  Stockholder is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and, with its, her or his representatives, has such knowledge and experience in financial, tax and other business matters as to enable it to utilize the information made available by Quantum to evaluate the merits and risks of and to make an informed investment decision with respect to this Agreement, which represents a speculative investment.  Stockholder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

2.2

Investment Intent.  Stockholder understands that the Quantum Securities have not been registered under the Securities Act, that the Exchange commences a new holding period for the Quantum Securities, and the Quantum Securities may not be sold, assigned, pledged, transferred or otherwise disposed of unless the Quantum Securities are registered under the Securities Act or an exemption from registration is available. The Stockholder further understands that Quantum has no obligation to ever register the Quantum Shares or the Quantum Warrants under the Securities Act.  Stockholder represents and warrants that it is acquiring the Quantum Securities for its own account, for investment, and not with a view to the sale or distribution of the Quantum Securities except in compliance with the Securities Act.  Each certificate representing the Quantum Securities will have the following or substantially similar legend thereon:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws.  The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the securities under the Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Act or any applicable state securities laws.”

2.3

Ownership of DiMi Shares and Quantum Warrants and Authorization of Agreement.  Stockholder is the sole record and beneficial owner of the DiMi Securities attributed to Stockholder on Schedule A, all of which securities are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.  There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Stockholder to sell or transfer to any third person any or all of the DiMi Securities owned by Stockholder, or any interest therein.  Stockholder has the power to enter into this Agreement and to carry out its obligations hereunder.  This Agreement has been duly executed by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF DIMI

DiMi hereby represents and warrants to Quantum and Godfrey as follows:

3.1

Organization and Good Standing.  DiMi is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  DiMi is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.  DiMi has no subsidiaries.

3.2

Authorization; Enforceability; No Breach.  DiMi has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of DiMi enforceable against DiMi in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by DiMi and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Charter or By-Laws of any of DiMi;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which DiMi is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, DiMi or upon the properties or business of DiMi; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of DiMi.

3.3

Compliance with Laws.  DiMi has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of DiMi taken as a whole.

3.4

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving DiMi or its properties or rights which (a) could reasonably be expected to have a material adverse effect on DiMi taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

3.5

Brokers or Finders.  No broker’s or finder’s fee will be payable by DiMi in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by DiMi or the Stockholders.

3.6

Real Estate.  DiMi neither owns real property nor is a party to any leasehold agreement, except that DiMi occupies approximately 500 square feet of office space at 290 Lenox Avenue, New York, NY that is owned by an affiliated party, for which DiMi has issued 2,000,000 shares of its common stock and four-year warrants to purchase 2,000,000 shares of common stock to its affiliate, exercisable at $.10 per share.

3.7

Assets.  DiMi owns all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

3.8

Financial Statements.  The DiMi financial statements, to be delivered to Quantum prior to the Closing, have been prepared by management, have not been audited and have not been prepared in accordance with generally accepted accounting principles; however, DiMi has no reason to believe that its financial statements cannot be audited on an unqualified basis, except as to the ability of DiMi to continue as a going concern, in accordance with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”).  DiMi is currently preparing audited financial statements (the “DiMi Financial Statements”), the delivery of which is a condition of the Closing of the Exchange.

3.9

Liabilities.  DiMi has not suffered or incurred any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, including without limitation, liabilities on account of taxes, other governmental charges or legal proceedings (the “DiMi Liabilities”) other than (a) as set forth in the DiMi Financial Statements, (b) previously discharged DiMi Liabilities, and (c) the lease described in Section 3.6, above.

3.10

Capitalization.  The authorized capital stock of DiMi consists of 200,000,000 shares of common stock, par value $0.0001 per share, of which 145,750,000 shares are presently issued and outstanding.  Such shares of common stock are owned of record and beneficially by the Stockholders and in the amounts reflected in Schedule A.  DiMi has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of DiMi, except that DiMi has issued warrants to purchase 21,625,000 shares of its common stock, exercisable on various dates through, September 30, 2015, of which, warrants to purchase 20,812,500 shares are exercisable at $.10 per share, and warrants to purchase 812,500 shares are exercisable at $.15 per share.  All of the DiMi Shares and DiMi Warrants are duly authorized and validly issued, fully paid and non-assessable.

3.11

Full Disclosure.  No representation or warranty by DiMi in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Quantum pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of DiMi.

SECTION 4.  REPRESENTATIONS AND WARRANTS OF QUANTUM AND GODFREY.

Quantum and Godfrey hereby, jointly and severally, represent and warrant to DiMi and the Stockholders as follows:

4.1

Organization and Good Standing.  Quantum is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Quantum is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.  Quantum does not have any subsidiaries.

4.2

Authorization; Enforceability; No Breach.  Quantum has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Quantum enforceable against Quantum in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by Quantum and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Charter or By-Laws of Quantum;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Quantum is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Quantum, or upon the properties or business of Quantum; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Quantum.

4.3

The Quantum Securities.  The Quantum Securities to be issued to the Stockholders have been, or on or prior to the Closing will have been, duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.  The Quantum Shares issued to the Stockholders will represent 85.8% of the outstanding capital stock of Quantum on a fully diluted basis (without giving effect to exercise of the Quantum Warrants but following the cancellation of 15,000,000 shares of Quantum common stock to be cancelled at the Closing). The share of common stock issuable upon exercise of the Quantum Warrants have been duly authorized, and upon issuance in accordance with the terms and conditions of the Quantum Warrants will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

4.4

SEC Reports; Financial Statements.  Quantum’s common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). Quantum has filed all reports, schedules, forms, statements and other documents required to be filed by Quantum under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof and up to and including the Closing Date (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of Quantum included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Quantum as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.5

No Material Adverse Changes.  Since the date of the Quantum Financial Statements, there has been no material adverse change in the assets, operations, financial condition or prospects of Quantum, taken as a whole.

4.6

Books and Records.  The financial records of Quantum accurately reflect in all material respects the information relating to the business of Quantum, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Quantum.

4.7

Compliance with Laws.  Quantum has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Quantum.

4.8

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Quantum or any of Quantum's properties or rights which (a) could reasonably be expected to have a material adverse effect on Quantum taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

4.9

Brokers or Finders.  No broker’s or finder’s fee will be due or payable by Quantum in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Quantum.

4.10

Assets; Operations.  Quantum has no tangible assets.  Quantum is inactive and currently engages in no business operations.  Quantum is a “shell company” as that term is defined in Rule 12b-2 of the Exchange Act.

4.11

Liabilities.  Quantum has not suffered or incurred any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, including without limitation, liabilities on account of taxes, other governmental charges or legal proceedings (the “Quantum Liabilities”) other than (a) previously discharged Quantum Liabilities, and (b) Quantum Liabilities disclosed on the most recent Quantum Financial Statements described in this Agreement.

4.12

Contracts.  Quantum is not a party to any contracts, agreements or understandings other than those contained and/or disclosed in the SEC Reports.

4.13

Capitalization.  The authorized capital stock of Quantum consists of 500,000,000 shares of common stock, par value $0.001 per share, of which 29,429,232 shares are presently issued and outstanding (of which 15,000,000 shares of common stock shall be cancelled at the Closing) and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which no shares are issued and outstanding.  Quantum has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Quantum.  All of the issued and outstanding capital stock of Quantum has been duly authorized and validly issued, fully paid and non-assessable, and was issued in compliance with applicable securities laws.

4.14

Taxes.  All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Quantum for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed.  Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. Quantum has no outstanding tax liabilities and has not received notice of any tax inquiry or audit against it.

4.15

Full Disclosure.  No representation or warranty by Quantum in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to DiMi or the Stockholders pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Quantum.

SECTION 5.  COVENANTS

5.1

Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require.  No investigation by a party hereto shall, however, diminish or waiver in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.  Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

5.2

Expenses.  Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.3

Further Assurances.  The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.4

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)

at the time of disclosure was public knowledge;

(b)

after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)

the receiving party had within its possession at the time of disclosure.

5.5

Stock Certificates and Consideration.  At the Closing, the Stockholders shall have delivered the certificates representing the DiMi Shares duly endorsed (or with executed stock powers) so as to make Quantum the sole owner thereof.  At such Closing, Quantum shall issue to the Stockholders, the Quantum Shares as provided herein.

5.6

Management of Quantum.  On or immediately prior to the Closing Date, (a) Barry Tenzer shall be appointed as a director, President, Chief Executive officer and Secretary of Quantum and (b) Roberto Fata shall be appointed as a director and Executive Vice President – Business Development of Quantum.

5.7

No Change to Capitalization.  From the date hereof and continuing to the Closing Date, neither DiMi nor Quantum shall issue any shares of capital stock or any securities convertible into capital stock, or enter into any agreement or understanding to do so.

5.8

Forward Split.  As soon as feasible following the Closing, Quantum shall undertake a 2:1 forward split of its issued and authorized Common Stock.

SECTION 6.  THE CLOSING

The Closing shall take at a time and place mutually agreed upon by Quantum, DiMi and the Stockholders following satisfaction or waiver of all conditions precedent to Closing (the “Closing” or the “Closing Date”).  At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 7.  CONDITIONS PRECEDENT TO CLOSING

7.1

Conditions Precedent to the Obligation of Quantum to Issue the Quantum Shares.  The obligation of Quantum to issue the Quantum Shares to the Stockholders and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below.  These conditions are for Quantum's sole benefit and may be waived by Quantum at any time in its sole discretion.

(a)

Accuracy of DiMi’s and the Stockholder's Representations and Warranties.  The representations and warranties of DiMi and the Stockholders will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

(b)

Performance by DiMi and the Stockholders.  DiMi and the Stockholders shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

No Material Adverse Changes.  There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of DiMi that is material and adverse to DiMi, taken as a whole.

(e)

Financial Statements.  The DiMi Financial Statements have been prepared and delivered to Quantum.

(f)

Miscellaneous.  DiMi and the Stockholders shall have delivered to Quantum such other documents relating to the transactions contemplated by this Agreement as Quantum may reasonably request.

7.2

Conditions Precedent to the Obligation of the Stockholders to Exchange Their DiMi Shares.  The obligation of the Stockholders to exchange their DiMi Share s for the Quantum Shares and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Stockholders’ sole benefit and may be waived by the Stockholders at any time in its sole discretion.

(a)

Accuracy of Quantum's Representations and Warranties.  The representations and warranties of Quantum will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

(b)

Performance by Quantum.  Quantum shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

No Material Adverse Changes.  There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Quantum that is material and adverse to Quantum, taken as a whole.

(e)

Books and Records.  Quantum shall have delivered its books and records to DiMi.

(f)

Current SEC Reports.  Quantum shall have filed all reports and other information with the Commission as required pursuant to the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and there shall be no outstanding comment letters from the staff of the Commission on any previously filed SEC Report.

(g)

Surrender of Shares.

 An aggregate of 15,000,000 shares of Quantum common stock outstanding immediately prior to the Closing shall be surrendered to Quantum’s treasury for cancellation, as contemplated by Section 4.13.

(h)

Miscellaneous.  Quantum shall have delivered to DiMi such other documents relating to the transactions contemplated by this Agreement as DiMi may reasonably request.

SECTION 8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF QUANTUM AND GODFREY

Notwithstanding any right of DiMi and the Stockholders fully to investigate the affairs of Quantum, DiMi and the Stockholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of Quantum contained in this Agreement or in any document delivered by Quantum or any of its representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS AND DIMI

Notwithstanding any right of Quantum fully to investigate the affairs of DiMi, Quantum has the right to rely fully upon the representations, warranties, covenants and agreements of DiMi and the Stockholders contained in this Agreement or in any document delivered to Quantum by the latter or any of its representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 10.  INDEMNIFICATION

10.1

Obligation of Quantum to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 8, Quantum and Godfrey hereby agree to indemnify, defend and hold harmless DiMi and the Stockholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Quantum or Godfrey contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

10.2

Obligation of DiMi and the Stockholders to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 9, DiMi and the Stockholders agree to indemnify, defend and hold harmless Quantum and Godfrey to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 11.  MISCELLANEOUS

11.1

Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

11.2

Amendment.  This Agreement ma be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

11.3

Binding Agreement; Assignment.  This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable except by operation of law.

11.4

Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

The Stockholders:

c/o Barry Tenzer

290 Lenox Avenue, Second Floor

New York, New York 10027

 DiMi:

290 Lenox Avenue, Second Floor

New York, New York 10027

Quantum and Godfrey:

c/o Andrew Godfrey

2101 Vistas Parkway, Suite 292

West Palm Beach, FL 33411

Any notice or statement given under this Agreement shall be deemed to have been given if sent by certified mail, return receipt requested, overnight courier or personal delivery, to the other party(ies) at the addresses indicated above or at such other address or number as may be furnished in writing in accordance with this paragraph.

11.5

Governing Law; Venue.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Broward or Palm Beach, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

11.6

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

11.7

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the DiMi Securities and the Quantum Securities and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

11.8

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.9

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

11.10

Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. This Agreement may be executed and delivered by facsimile transmission and when so executed and delivered shall have the same effect as if the receiving party had received an original counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

FIRST QUANTUM VENTURES, INC.

By:/s/Andrew Godfrey

      Andrew Godfrey

      Chief Executive Officer

DIMI TELEMATICS, INC.

By:/s/Barry Tenzer

      Barry Tenzer, Chief Executive Officer

STOCKHOLDERS:

/s/Barry Tenzer

Barry Tenzer

/s/Barry Tenzer, Attorney in Fact

Roberto Fata, by Barry Tenzer, Attorney-in-Fact

/s/Lyle Hauser

Lyle Hauser

/s/Barry Tenzer, Attorney in Fact

Hall Cook, by Barry Tenzer, Attorney in fact

/s/Barry Tenzer, Attorney in Fact

Tomark Supply, Inc. by Barry Tenzer, Attorney in Fact

/s/Barry Tenzer, Attorney in Fact

Peter Thompson, by Barry Tenzer, Attorney-in-Fact

/s/ Barry Tenzer, Attorney in Fact

Anthony Ivankovich, by Barry Tenzer, Attorney-in-Fact

/s/ Barry Tenzer, Attorney in Fact

Roger Mouallem, by Barry Tenzer, Attorney-in-Fact

/s/ Barry Tenzer, Attorney in Fact

Paul Kaplan, by Barry Tenzer, Attorney-in-Fact

/s/ Barry Tenzer, Attorney in Fact

EM Squared Mgmt Services, Inc. by Barry Tenzer, Attorney-in-Fact

/s/ Barry Tenzer, Attorney in Fact

World-Wide Auric Intl. by Barry Tenzer, Attorney-in-Fact

SCHEDULE A

STOCKHOLDERS OF DIMI

Name and Address of DiMi Stockholder	Number of DiMi Shares	Number of Quantum Shares to be Issued upon Exchange	Number of DiMi Warrants	Number of Quantum Warrants to be Issued upon Exchange
Barry Tenzer	18,000,000	10,800,000	0	0
Roberto Fata	20,000,000	12,000,000	20,000,000	12,000,000
Lyle Hauser	101,600,000	60,960,000	0	0
Hal Cook	500,000	300,000	0	0
Tomark Supply, Inc.	1,000,000	600,000	0	0
World-Wide Auric Int’l.	1,000,000	600,000	0	0
Peter Thompson	250,000	150,000	125,000	75,000
EM Squared Mgmt. Services	1,000,000	600,000	500,000	300,000
Anthony Ivankovich	2,000,000	1,200,000	1,000,000	600,000
Paul Kaplan	200,000	120,000	0	0
Roger Mouallem	200,000	120,000	0	0
TOTAL	145,750,000	87,450,000	21,625,000	12,975,000